Exhibit T3A.2.100

File Number 6031614

LLC

ARTICLES OF ORGANIZATION
OF
Rx Initiatives L.L.C.

1/We, the undersigned person(s), do hereby adopt the following Articles of Organization for the purpose of forming a Utah Limited Liability Company.

Article I

The name of the limited liability company is to be Rx Initiatives LLC.

Article II

The purpose or purposes for which the company is organized is to engage in: Consulting

The Company shall further have unlimited power to engage in or to perform any and all lawful acts pertaining to the management of any lawful business as well as to engage in and to do any lawful act concerning any and all lawful business for which a Limited Liability Company may be organized under the Utah Limited Liability Company Act and any amendments thereto

Article III

The Company shall continuously maintain an agent in the State of Utah for service of process who is an individual residing in said state. The name and address of the initial registered agent shall be:

(Registered Agent Name & Address)
Rodney Koford
5945 Cedar Lane
Ogden, UT, 84403

ACCEPTANCE OF APPOINTMENT

Rodney G Koford
Registered Agent Signature

The Director of the Division of Corporations and Commercial Code of the Department of Commerce for the State of Utah is appointed the registered agent of the Company for the service of process if the registered agent has resigned, the registered agent's authority has been revoked, or the registered agent cannot be found or served with the exercise of reasonable diligence.

Article IV

Name, Street address & Signature of all members/managers.

Member #1
James Knowles
35297 Paxson Rd
Round Hill, VA, 20141
Rodney G Koford (POA or AIF)
Signature

Member #2
Robert Crist
4612 Foxglove Dr. NW
Gig Harbor, WA, 98332
Rodney G Koford (POA or AIF)
Signature

Member #3
Rodney G Koford
5945 Cedar Lane
Ogden, UT, 84403
Rodney G Koford (POA or AIF)
Signature

DATED 20 October, 2005

Article V

Management statement

This limited liability company will be managed by its Members

Article VI

Address of the designated office
5945 S Cedar Lane
Ogden, UT, 84403

Article VII

The Company shall keep at its designated office or a statement that the company's registered office shall be its designated office, which records include, but are not limited to the following:

Article VII.1

A current list, in alphabetical order, of the names and current business street address of each Organizer who is not a member or manager

Article VII.2

A copy of the stamped Articles of Organization and all certificates of amendment thereto

Article VII.3

Copies of all tax returns and financial statements of the Company for the past 3 years A Limited Liability Company is also required to maintain copies of financial statements, if any, for the three most recent years, as well as a copy of the operating agreement

Article VIII

The street address of the principal place of business is

5945 S Cedar Lane

Ogden, UT, 84403

Article IX

The duration of the company shall be 99 years

Additional Articles/Provisions

[Logo]	State of Utah Department of Commerce Division of Corporations & Commercial Code

This certifies that this registration has been filed and approved on 20 October, 2005 in the office of the Division and hereby issues this Certification thereof

/s/ Kathy Berg KATHY BERG Division Director

Under GRAMA {63-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, the business entity physical address may be provided rather than the residential or private address of any individual affiliated with the entity

AMENDMENT

Division of Corporations & Commercial Code

Articles of Amendment to Articles of Organization

Non-Refundable Processing Fee: $37.00

Pursuant to UCA § 48-2c-408, the individual named below causes this Amendment to the Articles of Organization to be delivered to the Utah Division of Corporations for filing, and states as follows:

Entity Number: 6031614-0160

The name of the limited liability company is:	Rx Initiatives L.L.C.

The Articles of Organization shall be amended as set forth herein (mark all that apply):

☐ There is a change in the name of the limited liability company to:

☒ The articles of organization are amended as follows:

Article IV shall be replaced in its entirety as follows:

The name and street address of the sole member is Design Rx Holdings LLC, 2181 E Aurora Rd., Twinsburg, Ohio 44087.

☐ A change of ownership structure of exchange/reclassification of interests:

The amendment was adopted on October 29, 2013 (must be within the last 60 days)

Each amendment was adopted by the members and any managers, as required by Section 48-2c-803 or 48-2c-204, or otherwise required by the articles or organization or operating agreement.

Delayed effective date (if not be effective upon filing) November 4, 2013, (not to exceed 90 days)

Under penalties of perjury, I declare that this Amendment of Articles of Organization has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

Name:	Design Rx Holdings Corporation	Signed:	[ILLEGIBLE]

Capacity:	☒ Member ☐Manager	Dated:	October 29, 2013

Under GRAMA {63-2-201}, all registration information maintained by the division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.

Mailing/Faxing Information: www.corporations.utah.gov/contactus.html Division’s Website: www.corporations.utah.gov

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certified that the foregoing has been filed
and approved on this 30 day of Oct 2013
in this office of this Division and hereby issued
This Certificate thereof.

Examiner [ILLEGIBLE] Date 10-31-13

/s/ Kathy Berg
[Logo]	Kathy Berg
Division Director

EXPEDITE

[Logo]	State of Utah Department of Commerce Division of Corporations & Commercial Code Amendment to Certificate of Organization	Date: 02/28/2024 Receipt Number: 10510557 Amount Paid: $799.60

Non-Refundable Processing Fee: $37.00

Pursuant to UCA § 48-3a-202, the individual named below causes this Amendment to the Certificate of Organization to be delivered to the Utah Division of Corporations for filing, and states as follows:

Entity Number: 6031614-0160

The name of the limited liability company is:	Rx Initiatives, L.L.C.

The Certificate of Organization shall be amended as set forth herein (complete all that apply):

There is a change in the name of the limited liability company to:

Ex Initiatives, LLC

The Certificate of Organization is amended as follows:

Entity name is amended to Ex Initiatives, LLC

Filing date of initial Certificate (for office use only): 10/20/2005

Future effective date (if not to be effective upon filing)__________ (MM-DD-YYYY & not to exceed 90 days)

Under penalties of perjury, I declare that this Amendment of examined by me and is, to the best of my knowledge and belief, true, correct and complete.

Name:	Susan C. Lowell	Signed:	/s/ Susan C. Lowell

Title:	Vice President, Tax & Accounting	Dated:	February 22, 2024

Under GRAMA {63G-2-201}, all registration information maintained by the classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certified that the foregoing has been filed
and approved on this 27th day of Feb 2024
in this office of this Division and hereby issued
This Certificate thereof.

Examiner JB Date 02/29/[ILLEGIBLE]

/s/ Leigh Veillette
[Logo]	Leigh Veillette
Division Director